BOISE CASCADE CORPORATION

            1987 BOARD OF DIRECTORS DEFERRED COMPENSATION PLAN

                   (As Amended Through December 7, 1995)

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                         BOISE CASCADE CORPORATION
            1987 BOARD OF DIRECTORS DEFERRED COMPENSATION PLAN


1. Purpose of the Plan. The purpose of the Boise Cascade Corporation 1987 Board of Directors Deferred Compensation Plan (the "Plan") is to further the growth and development of Boise Cascade Corporation (the "Company") by providing directors of the Company the opportunity to defer a portion or all of their compensation and thereby encourage their productive efforts.

2.    Definitions.

      2.1 Change in Control. A Change in Control" shall mean a Change in Control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended ("Exchange Act"), or any successor provisions, whether or not the Company is then subject to such reporting requirement; provided that, without limitation, such a Change in Control shall be deemed to have occurred if:

      (a) Any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its affiliates other than in connection with the acquisition by the Company or its affiliates of a business) representing 20% or more of either the then outstanding shares of common stock of the Company or the combined voting power of the Company's then outstanding securities; or

      (b) The following individuals cease for any reason to constitute at least 66 2/3% of the number of directors then serving: individuals who, on the date hereof, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the direc-tors then still in office who either were directors on the date hereof or whose appointment, election or nomination for election was previously so approved (the "Continuing Directors"); or

      (c) The stockholders of the Company approve a merger or consolidation of the Company with any other corporation or approve the issuance of voting securities of the Company in connection with a merger or consolidation of the Company (or any direct or indirect subsidiary of the Company) pursuant to applicable stock exchange requirements, other than (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company, at least 66 2/3% of the combined voting power of the voting securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company or its subsidiaries other than in connection with the acquisition by the Company or its subsidiaries of a business) representing 20% or more of either the then outstanding shares of common stock of the Company or the combined voting power of the Company's then outstanding securities; or

      (d) The stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets, other than a sale or disposition by the Company of all or substantially all of the Company's assets to an entity, at least 66 2/3% of the combined voting power of the voting securities of which are owned by Persons in substantially the same proportions as their ownership of the Company immediately prior to such sale.

      Notwithstanding the foregoing, any event or transaction which would otherwise constitute a change in control of the Company (a "Transaction") shall not constitute a change in control of the Company if, in connection with the Transaction, a Participant participates as an equity investor in the acquiring entity or any of its affiliates (the "Acquiror").
For purposes of the preceding sentence, a Participant shall not be deemed to have participated as an equity investor in the Acquiror by virtue of (i) obtaining beneficial ownership of any equity interest in the Acquiror as a result of the grant to a Participant of an incentive compensation award under one or more incentive plans of the Acquiror (including but not limited to the conversion in connection with the Transaction of incentive compensation awards of the Company into incentive compensation awards of the Acquiror), on terms and conditions substantially equivalent to those applicable to other executives of the Company immediately prior to the Transaction, after taking into account normal differences attributable to job responsibilities, title and the like, (ii) obtaining beneficial ownership of any equity interest in the Acquiror on terms and conditions substantially equivalent to those obtained in the Transaction by all other stockholders of the Company, or
(iii) having obtained an incidental equity ownership in the Acquiror prior to and not in anticipation of the Transaction.

      For purposes of this section, "Beneficial Owner" shall have the meaning set forth in Rule 13d-3 under the Securities
Exchange Act of 1934, as amended (the "Exchange Act").

      For purposes of this section, "Person" shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its subsidiaries, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or
(iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

      2.2 Compensation. A Participant's fees for services rendered by a Participant as a director of the Company during a calendar year. Compensation shall not include any amounts paid by the Company to a Participant that are not strictly in consideration for personal services, such as expense reimbursements.

      2.3 Deferred Compensation Agreement. A written agreement between a Participant and the Company, whereby a Participant agrees to defer a portion of his or her Compensation pursuant to the provisions of the Plan, and the Company agrees to make benefit payments in accordance with the provisions of the Plan.

      2.4 Deferred Compensation and Benefits Trust. An irrevocable trust or trusts established or to be established by the Company with an independent trustee or trustees for the benefit of persons entitled to receive payments or benefits hereunder, the assets of which nevertheless will be subject to claims of the Company's creditors in the event of bankruptcy or insolvency and with respect to which the Company shall have received a ruling from the Internal Revenue Service that the trust is a "grantor trust" for federal income tax purposes.

      The Deferred Compensation and Benefits Trust contains the following additional provisions:

      (a) If a Change in Control of the Company does not occur within one year after the Potential Change in Control, the Company may reclaim the assets transferred to the trustee or trustees subject to the requirement that it be again funded upon the occurrence of another Potential Change in Control.

      (b) Upon a Change in Control, the assets of the Deferred Compensation and Benefits Trust shall be used to pay benefits under this Plan, except to the extent such benefits are paid by the Company, and the Company and any successor shall continue to be liable for the ultimate payment of those benefits.

      (c) The Deferred Compensation and Benefits Trust will be terminated upon the exhaustion of the trust assets or upon payment of all the Company's obligations.

      (d) The Deferred Compensation and Benefits Trust shall contain other appropriate terms and conditions consistent with the purposes sought to be accomplished by it. Prior to a Change in Control, the Deferred Compensation and Benefits Trust may be amended from time to time by the Company, but no such amendment may substantially alter any of the provisions set out in the preceding paragraphs.

      2.5 Director. A member of the Board of Directors of Boise Cascade Corporation as elected by the shareholders.

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      2.6   Early Benefit Commencement Date.  The date of a
Participant's Termination as a Director for reasons other than death, prior to attainment of age 70.

      2.7 Minimum Death Benefit. The Minimum Death Benefit shall be equal to the sum of the following:

            (a)   The Minimum Death Benefit to which a
                  Participant is entitled for the deferrals and corresponding Company Contributions made to the Plan for the period January 1, 1988, through December 31, 1991, which shall be an amount equal to 1.5 times the Participant's total expected deferrals, up to a maximum of $500,000.

                  and

            (b)   The Minimum Death Benefit to which a
                  Participant is entitled for the deferrals and corresponding Company Contributions to the Plan for the period January 1, 1992, through December 31, 1995, which shall be an amount equal to 1.5 times the Participant's total expected deferrals, up to a maximum of $500,000.

The amount of the Minimum Death Benefit payable under this
Section 2.7 shall be subject to adjustment in the event there is an alteration of the amount to be deferred as provided in
Section 4.3.

      2.8 Moody's Times 130%. The Company shall accumulate the Participant's deferred compensation with monthly interest equivalent to an annualized rate of 130% times Moody's
Composite Average of Yields on Corporate Bonds for the preceding calendar month as determined from Moody's Bond Record published by Moody's Investor's Service, Inc. (or any successor thereto), or, if such monthly yield is no longer published, a substantially similar average selected by the Board.

      2.9 Normal Retirement Date. The first day of the month coincident with or next following a Participant's 70th birthday.

      2.10 Participant. A Director who has entered into a written Deferred Compensation Agreement with the Company in accordance with the provisions of the Plan.

      2.11 Potential Change in Control. A "potential change in control of the Company" shall be deemed to have occurred if (i) the Company enters into an agreement, the consummation of which would result in the occurrence of a change in control of the Company, (ii) the Company or any Person publicly announces an intention to take or to consider taking actions which if consummated would constitute a change in control of the Company; (iii) any Person becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 9.5% or more of either the then outstanding shares of common stock of the Company or the combined voting power of the Company's then outstanding securities; or (iv) the Board adopts a resolution to the effect that a potential change in control of the Company has occurred.

      For purposes of this section, "Beneficial Owner" shall have the meaning set forth in Rule 13d-3 under the Securities
Exchange Act of 1934, as amended (the "Exchange Act").

      For purposes of this section, "Person" shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its subsidiaries, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or
(iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

      2.12 Termination. The Participant's ceasing to be a Director of the Company for any reason whatsoever, whether voluntarily or involuntarily, including by reason of early retirement, normal retirement or death.

3. Administration and Interpretation of the Plan. The Company shall administer and interpret the Plan, and interpretation by the Company shall be final and binding upon a Participant. The Company may adopt rules and regulations relating to the Plan as it may deem necessary or advisable for the administration of the Plan. The Company may also delegate administrative responsibilities to advisors or other persons who are not employees of the Company and may rely upon information or opinions of legal counsel or experts selected to render advice with respect to the Plan.

4.    Participant Compensation Deferral.

      4.1 Compensation Deferral. Prior to January 1, 1988, a Director who wishes to participate in the Plan shall execute a written Deferred Compensation Agreement, in the format provided by the Company, whereby the Director elects to defer a portion of his or her Compensation otherwise earned and payable on or after January 1, 1988, and through the four-year period ending December 31, 1991. Prior to January 1, 1992, a Director who wishes to participate in the Plan for the period from January 1, 1992, through December 31, 1995, shall execute a written Deferred Compensation Agreement covering such period. The amount of annual Compensation to be deferred shall be specified in the Deferred Compensation Agreement. The period during which Compensation is deferred shall be the calendar years specified in the Deferred Compensation Agreement immediately following 1987. The amount deferred shall result in corresponding reductions in the Compensation payable to a Participant.

      4.2 Participation After January 1, 1988. A Director who first attains such status subsequent to January 1, 1988, and prior to December 31, 1991, shall be entitled to participate in the Plan until December 31, 1991, and shall be bound by all the other terms and conditions of the Plan. A Director who first attains such status subsequent to January 1, 1992, and prior to December 31, 1995, shall be entitled to participate in the Plan until December 31, 1995, and shall be bound by all the other terms and conditions of the Plan. A Director shall complete a Deferred Compensation Agreement within 30 days of becoming eligible and being notified of the terms and conditions of the Plan. Contributions to the Plan shall commence the first of the month following the completion of the Deferred Compensation Agreement. The Company shall notify a new Participant promptly upon becoming eligible.

      4.3 Alteration of Compensation Deferral. The amount of Compensation to be deferred, once selected by a Participant, shall be irrevocable except upon written approval by the Company. A request to alter the amount of Compensation deferred must be submitted by a Participant in writing to the Company prior to January 1 of the year for which such modification is requested and shall detail the reasons for the modification. If a modification of the deferral amount is granted by the Company, the modification shall affect only future years of participation; and all benefits under the Plan shall be adjusted to reflect the new deferred amount and also to reflect any costs incurred by the Company to effect the adjusted benefits payable to the Participant.

5.    Payment of Deferred Amounts.

      5.1 Participant Account. The Company shall maintain for each Participant an account by accumulating his or her deferred compensation each month, the account shall be updated with a monthly rate of interest equal to Moody's Times 130%.

      5.2 Benefits. Upon Termination for reasons other than disability, after completing 5 Years of Participation, or after attaining age 55 with 10 or more Years of Service, a Participant shall be paid his or her account in a lump sum or in equal quarterly installments calculated to distribute his or her account plus accrued interest for a period of not more than 15 years. Payments shall commence on the date and shall be made in the manner elected by the Participant in the Deferred Compensation Agreement. Unpaid balances under the installment election continue to earn interest at the rate of Moody's Times 130%. If a Participant does not make an election, his or her account shall be paid out in quarterly installments over 15 years beginning January 1 of the year following Termination. The Participant may request other forms of payout which are subject to approval by the Company, pursuant to Section 5.3.

      5.3 Change of Election. A Participant may request a change in the payout election anytime prior to January 1 of the year benefits are scheduled to be paid, provided that the request is received by the Company at least 30 days prior to the date benefits are scheduled to be paid. The changed payout election must be one of the payout options in the original deferral agreement. Such request must be in writing and shall be approved or denied at the sole discretion of the Company.
No change will be permitted that would allow a payment to be made earlier than originally elected in the Deferred Compensation Agreement.

            Notwithstanding any provision in this Plan to the contrary, a Participant or Beneficiary may at any time request a single lump-sum payment of the amount credited to an account or accounts of the Participant under the Plan. The amount of the payment shall be equal to (i) the Participant's accumulated account balance under the Plan as of the payment date, reduced by (ii) an amount equal to 10% of such accumulated account balance. This lump-sum payment shall be subject to withholding of federal, state, and other taxes to the extent applicable. This request must be made in writing to the Company. The lump-sum payment shall be made within 30 days of the date on which the Company received the request for the distribution. If a request is made under this provision, the Participant shall not be eligible to participate in any nonqualified deferred compensation plan maintained by the Company, including this Plan, for a period of 12 months after such request is made. In addition, in such event any deferred compensation agreement under any nonqualified deferred compensation plan of the Company shall not be effective with respect to Compensation payable to the Participant during this 12-month period.

      5.4 Payment on Death After Benefits Commence. If a Participant dies after his or her benefits have commenced and prior to the distribution of his or her entire Participant Account, his or her beneficiary shall receive any benefit payments in accordance with the Deferred Compensation Agreement.

      5.5 Death Benefit. If a Participant should die prior to the commencement of Plan distributions, the Company shall pay his or her designated beneficiary or beneficiaries the greater of the accumulated account balance or the Minimum Death
Benefit. Payments shall be made as specified in the Deferred Compensation Agreement. The Participant Account shall be updated with a monthly rate of interest of Moody's Times 130%.

      5.6 Recipient of Payments; Designation of Beneficiary. All payments to be made by the Company shall be made to the Participant, if living. In the event of a Participant's death prior to the receipt of all benefit payments, all subsequent payments to be made under the Plan shall be to the beneficiary or beneficiaries of the Participant. The Participant shall designate a beneficiary by filing a written notice of such designation with the Company in such form as the Company may prescribe. If no designation shall be in effect at the time when any benefits payable under this Plan shall become due, the beneficiary shall be the spouse of the Participant, or if no spouse is then living, the representatives of the Participant's estate.

      5.7 Reduction in Benefits. In connection with participation in this Plan, the Company may require the completion of health questionnaires and the taking of physical examinations by Participants. Notwithstanding any other provision of the Plan, in the event of a Participant's death during the first two years of his or her participation in the Plan, if his or her death is the result of suicide, or if a Participant made any material misstatement or failed to make a material disclosure of information in connection with his or her application for participation in the Plan, then in lieu of any other benefits payable under the Plan the Company shall distribute to the Participant or his or her designated beneficiary or beneficiaries a lump-sum payment of his or her accumulated account balance and no Minimum Death Benefit shall be payable. The Company at its sole discretion may extend to a Participant or his or her beneficiary or beneficiaries other benefits provided under the Plan.

6.    Miscellaneous.

      6.1 Assignability. A Participant's rights and interests under the Plan may not be assigned or transferred except, in the event of the Participant's death, to his or her designated beneficiary, or in the absence of a designation, by will or to his or her legal representative.

      6.2 Taxes. The Company shall deduct from all payments made hereunder all applicable federal or state taxes required by law to be withheld from such payments.

      6.3 Construction. The Plan shall be construed according to the laws of the State of Idaho.

      6.4 Form of Communication. Any election, application, claim, notice or other communication required or permitted to be made by a Participant to the Company shall be made in writing and in such form as the Company shall prescribe. Such communication shall be effective upon mailing, if sent by first-class mail, postage prepaid, and addressed to the Company's office at One Jefferson Square, Boise, Idaho 83728.

7. Amendment and Termination. The Board of Directors may, at any time, amend the Plan, provided that the amendment shall not adversely affect any right or benefit of a Participant under the Plan without the prior consent of a Participant.

8.    Unsecured General Creditor.  Except as provided in
Section 9 hereof, participants and their beneficiaries, heirs, successors and assigns shall have no legal or equitable rights, interest or claims in any property or assets of the Company. Such assets of the Company shall not be held under any trust for the benefit of Participants, their beneficiaries, heirs, successors, or assigns, or held in any way as collateral security for the fulfilling of the obligations of the Company under this Plan. Any and all Company assets shall be, and remain, the general, unpledged, unrestricted assets of the Company. The Company's obligation under the Plan shall be merely that of an unfunded and unsecured promise of the Company to pay money in the future.

9. Deferred Compensation and Benefits Trust. The Company is establishing a Deferred Compensation and Benefits Trust ("Trust"), and the Company shall comply with the terms of the Trust. Upon the occurrence of any Potential Change in Control of the Company, the Company shall transfer to the Trust an amount of cash, marketable securities, or other property acceptable to the trustee(s) equal in value to 105 percent of the amount necessary, on an actuarial basis and calculated in accordance with the terms of the Trust, to pay the Company's obligations under this Agreement (the "Funding Amount"). The cash, marketable securities, and other property so transferred shall be held, managed, and disbursed by the trustee(s) subject to and in accordance with the terms of the Trust. In addition, from time to time the Company shall make any and all additional transfers of cash, marketable securities, or other property acceptable to the trustee(s) as may be necessary in order to maintain the Funding Amount with respect to this Plan.